Exhibit 10.2

Loan Agreement

(English Translation)

The Borrower: Fuxin Hengrui Technology Co., Ltd.
The Lender: China Construction Bank (Fuxin Branch)

1.  The amount of the loan: RMB32,000,000

2.  Borrower can only use the loan for purpose of working capital.

3.  The term of the loan: 12 months, commencing from March 26th , 2007 to March 26th , 2008 (the “Maturity Date”).

4.  Interest Rate and Calculation of the Interest Rate

4.1 Interest rate

i.  The interest rate of this loan in this contract is a monthly interest rate of 0.69225%.

4.2 Increase of Interest Rate

i.  If Borrower uses the loan for other purposes not set forth in this agreement, the interest rate shall be increased to 1.3845% per month.

ii.  If Borrow defaults in payment when due, the interest rate shall be increased to 1.038375% per month.

4.3 Interest shall accrue since the day the loan under this contract was first disbursed to the borrower’s bank account.

4.4 Daily interest rate = monthly interest rate/30 = annual interest rate/360

4.5 Interest Payment

i.  Interest accrued shall be paid by Borrower monthly on the 20th day of each month.

5.  Borrowing Procedure

5.1 Borrower must meet the following prerequisite conditions before withdrawing funding from the loan

i.      Borrower has furnished required documentation

ii.     If the contract has a guarantee term, the guarantee contract or other guarantee tools have to be effective.

iii.   Borrower has not breached any term in this contract.

5.2 Borrower can request the loan by giving notice to Lender 3 days before the date of borrowing.

6.  Method of Payment

6.1 Method of Payment

i.     If Borrower defaults in the payment for either principal balance or interest, or Borrower ceases its business operation before the payment becomes due, or certain circumstances occur as defined by applicable law, any payment made by Borrower shall first be applied to the amount of the outstanding principal balance and second to unpaid interest.

ii.  Except for the circumstances defined in the proceeding paragraph, any payment made by Borrower shall first be applied to the amount of unpaid interest and second to the outstanding principal balance.

6.2 Borrower shall make the payment in a timely manner.

6.3 The whole amount of RMB20,000,000 shall become due in 2008.

6.4 Each payment require to be made by the Borrower hereunder shall be made by wire transfer or immediately available funds. If Borrower defaults in any payment, Lender can withdraw funding from any of Borrower’s China Construction Bank accounts to satisfy Borrower’s payment when due pursuant to this agreement.

6.5 Prepayment

i.  Prepayment for the unpaid interest shall be made after giving written notice to Lender.

ii.  Prepayment for the outstanding principal balance shall be made known to Lender by written application 30 business days before the date of the prepayment, subject to Lender’s approval. All interest accrued shall be calculated on the basis of actual number of days elapsed.

7.  The loan is guaranteed by collateral.

8.  The rights and obligations of Borrower

8.1 The rights of Borrower

i.

Borrower may request the disbursement of the loan pursuant to this agreement.

ii

Borrower may use the loan pursuant to the purpose defined in this agreement.
iii.            Borrower may extend the term of the loan pursuant to this agreement.

iv.            Borrower may request Lender to keep confidential any information regarding its financial conditions and business operation.

8.2 The obligations of Borrower:

i.  Provide to the Lender, as soon as possible within 15 days after the end of each fiscal quarter of Borrower, certain balance sheet and income statements.
ii. Use the loan proceeds pursuant to this contract.

iii.  Disclose information regarding financial conditions and use of the loan upon request of Lender.

iv.

Make payment of principal and interest pursuant to this contract

v.

Borrower shall not transfer the capital or assets to evade the obligation of payment to the lender

vi.

Borrower must obtain Lender’s written consent before it acts as guarantor for other third parties’ debt or obligations.

vii.          Inform Lender of any material change of the company.

9.  Lender’s rights and obligations

9.1 Lender’s right

i.  Lender may require disclosure of Borrower’s financial status.

ii.   Lender may withdraw funding from any of Borrower’s China Construction Bank accounts to satisfy Borrower’s payment when due pursuant to this agreement..

9.2 Lender’s obligations

i.   Lender shall disburse the loan in a timely manner

ii. Lender shall keep confidential any information regarding Borrower that is related to the loan transaction.

10.  Remedies for Breaches of the Agreement

10.1 Breaches of the Agreement on the part of Borrower occurs upon the occurrence of any of the following:

i.   Misrepresentation of material information regarding Borrower’s financial status.

ii.   Use of the loan for purpose other than those set forth in this agreement

iii.   Default in payment

iv.   Unreasonable disposition of Borrower’s properties by Borrower

v.   Material adverse changes occurred during the term of the loan

vii.  Change of Borrower’s structure that substantially adversely affects its capacity to make timely payments when due.

10.2 Any occurrence of the following situations, without new guarantee agreement approved by Lender constitutes breaches of this agreement:

i.   Guarantor has material adverse change in its financial status

ii.  Guarantor provides guaranty to any other third parties which substantially adversely affects its capability of performance under the guarantee agreement.
iii.   Guarantor becomes insolvent or incapable to perform its obligation under the guarantee agreement.

10. 3 Any of the following on the part of Mortgagor without new guarantee agreement approved by Lender constitutes breaches of this agreement

i.   Mortgagor does not purchase property insurance for the mortgaged property or Mortgagor use the proceeds obtained in violation of the mortgage agreement.

ii.   The mortgaged property is damaged due to the behavior of the third person, and the mortgagor dispose the payment of damages in violation of the mortgage agreement.

iii.   Mortgagor disposes the mortgaged property without Lender’s written consent

10.4 Breaches on the part of Borrower based on certain conducts on the part of Borrower regarding certain lien.

10.5 Remedies for Lender

i.   In the event of breaches of this agreement by Borrower, Lender can declare the entire outstanding principal balance of the loan, together with all accrued but unpaid interest immediate due and payable, or stop disbursement of the loan.

ii.   Lender can claim default fine at 1.038375% of loan principle from the borrower

iii.   Lender can increase interest rate at the event of Borrower’s default as set forth in this agreement.

11.  Reserved

12.  Choice of forum

12.1 Dispute arising from this agreement shall be adjudicated by the court in the jurisdiction where Lender domiciles.

13.  Effectiveness, Modification and Termination of the Agreement

14.  There are 7 copies of this agreement.

15.  Acknowledgement

i. Borrower has full knowledge of Lender’s scope of business and scope of authorization.

ii. Borrower has carefully read all articles of this Agreement. Upon request of Borrower, Lender has explained each article. As a result, Borrow has had thorough understanding of the articles of this Agreement and the corresponding legal obligations.

ii. Borrow is authorized to execute this Agreement.

Borrower

/s/ Lihui Song

Date: March 24, 2007

Lender

/s/

Date: March 24, 2007